Exhibit 5.1

Reed Smith LLP

435 Sixth Avenue
Pittsburgh, PA 15219-1886
+1 412 288 3131
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reedsmith.com

March 25, 2009

EQT Corporation

225 North Shore Drive

Pittsburgh, PA 15212

Re:	Registration Statement on Form S-3 for EQT Corporation
2009 Dividend Reinvestment and Stock Purchase Plan

Ladies and Gentlemen:

We have acted as counsel to EQT Corporation, a Pennsylvania corporation (the “Company”), in connection with the above-captioned Registration Statement (the “Registration Statement”) relating to up to 1,000,000 shares of Common Stock, no par value, of the Company (the “Common Stock”) which may be purchased under the EQT Corporation 2009 Dividend Reinvestment and Stock Purchase Plan (the “Plan”).  The Plan provides that authorized but unissued shares of Common Stock may be issued and sold to participants under the Plan.

In connection with this opinion, we have examined, among other things:

(1)  the Articles of Incorporation and Bylaws of the Company, as amended to date;

(2)  actions taken by the Board of Directors of the Company on January 21, 2009, authorizing the issuance of up to an additional 1,000,000 shares of Common Stock under the Plan and reserving an additional 1,000,000 shares of Common Stock for such purpose;

(3)  the Plan, as described in the prospectus contained in the Registration Statement.

Based upon the foregoing, and upon an examination of such other documents, corporate proceedings, statutes, decisions and questions of law as we considered necessary in order to enable us to furnish this opinion, we are pleased to advise you that in our opinion the 1,000,000 shares of Common Stock being registered and which may be issued by the Company pursuant to the provisions of the Plan have been duly authorized in accordance with Pennsylvania law, and upon such issuance in accordance with the provisions of the Plan such shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have not examined the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania and federal laws of the United States of America and the foregoing opinion is limited to such laws.

NEW YORK u LONDON u HONG KONG u CHICAGO u WASHINGTON, D.C. u BEIJING u PARIS u LOS ANGELES u SAN FRANCISCO u PHILADELPHIA u PITTSBURGH
OAKLAND u MUNICH u ABU DHABI u PRINCETON u NORTHERN VIRGINIA u WILMINGTON u SILICON VALLEY u DUBAI u CENTURY CITY u RICHMOND u GREECE

EQT Corporation
March 25, 2009 Page 2

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended

Yours truly,

/s/ Reed Smith LLP

Reed Smith LLP

JGA: CLD